UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): April 21, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2015, Lannett Company, Inc. (the “Company”) entered into a Lender Joinder and First Amendment to the Credit Agreement (the “First Amendment”), pursuant to which the parties amended the terms of the Credit Agreement originally entered into on December 18, 2013 with Citibank, N.A., as administrative agent and certain other financial institutions party thereto as lenders.

The First Amendment increases the Company’s revolving line of credit from $50.0 million to $120.0 million (the “Credit Facility”), consisting of revolving loans, swingline loans not to exceed an aggregate principal amount of $5.0 million and letters of credit not to exceed a maximum aggregate principal amount of $5.0 million.  The First Amendment also includes an accordion feature that will allow the Company to increase the Credit Facility by a total of up to an additional $30.0 million, subject to securing additional commitments from existing lenders or new lending institutions.  The First Amendment also modified certain financial covenants, most notably permitted acquisitions and capital expenditures. Permitted acquisitions increased from $100.0 million to $200.0 million individually and in the aggregate for each fiscal year. Total permitted acquisitions over the remaining term of the Credit Agreement were increased to $600.0 million.  Capital expenditure covenants were also increased over the term of the Credit Agreement based on certain leverage ratios, as defined.  At closing, the Company had $120.0 million available for borrowing under the Credit Facility.

Lender Joinder and First Amendment to the Credit Agreement is attached hereto as Exhibit 10.29.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTER

The Disclosures required for this Item 2.03 are contained in Item 1.01 above and are incorporated as if fully restated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

10.29                 Lender Joinder and First Amendment to Credit Agreement dated as of April 21, 2015 among Lannett Company, Inc., as the Borrower, Certain Financial Institutions as the Lenders, and Citibank, N.A., as Administrative Agent

99.1                        April 24, 2015 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: April 24, 2015

EXHIBIT INDEX

Exhibit:    Description:

10.29   Lender Joinder and First Amendment to Credit Agreement dated as of April 21, 2015 among Lannett Company, Inc., as the Borrower, Certain Financial Institutions as the Lenders, and Citibank, N.A., as Administrative Agent

99.1                                     April 24, 2015 Press Release